FOR IMMEDIATE RELEASE

          DOBSON COMMUNICATIONS REPORTS $66.8 MILLION IN THIRD
                            QUARTER OPERATING INCOME
  - Operating Income Increases 50 Percent Over Same Quarter Last Year -
    - Results Include American Cellular Since August 19 Acquisition -

OKLAHOMA CITY, November 10, 2003 (PRIMEZONE) -- Dobson Communications Corporation (Nasdaq:DCEL) ("Dobson") reported operating income of $66.8 million for the third quarter ended September 30, 2003, an increase of 50 percent over operating income of $44.7 million for the same quarter last year.

The Company reported a net loss of $20.3 million for the third quarter of 2003, compared with net income of $13.9 million for the same period last year.

Dobson reported a net loss applicable to common shareholders of $21.2 million, or $0.19 per share on a fully diluted basis (Table 1). The average of total shares outstanding for the third quarter of 2003 was approximately 110.6 million.

The net loss applicable to common shareholders included a $28.1 million loss from the early repayment of debt, related to the write-off of unamortized capitalized costs that Dobson incurred when the Dobson Operating Co. LLC and Sygnet credit facilities were originally established. Substantially all of these facilities was paid off in the third quarter, with the remaining balance paid off in late October. In addition, the net loss applicable to common shareholders included $878,000 in dividends on the Company's newly issued Series F preferred stock and $17.8 million of cash and in-kind dividends on mandatorily redeemable preferred stock. The $17.8 million in dividends is reflected as financing expense in accordance with the provisions of SFAS 150, the adoption of which was required as of July 1, 2003. Prior to the adoption of SFAS 150, these dividends were reported after net income, as a reduction in net income attributable to common shares.

Dobson's results include the results of operations of American Cellular Corporation from August 19, 2003, when Dobson acquired American Cellular.

The third quarter's results also reflect the operations of Dobson's newly acquired Anchorage Metropolitan Service Area (MSA) and Alaska Rural Service Area
(RSA) 2, which Dobson acquired on June 17, 2003. These acquisitions are not reflected in historical results previous to their acquisition dates. To review the complete results of Dobson Cellular and American Cellular separately, please see attached Tables 4 and 5.

For last year's third quarter, Dobson recorded net income applicable to common shareholders of $19.4 million, or $0.21 per share. This included a $2.6 million gain on the early repayment of debt, $3.5 million in income from discontinued operations, net of taxes; $24.8 million in dividends on preferred stock; and a $30.2 million gain representing the excess of liquidation preference amount over repurchase price of preferred stock. This $30.2 million reflected the repurchase of $41.1 million (liquidation preference amount) of Dobson's 12 1/4% and 13% Senior Exchangeable Preferred Stock during that quarter.

The average of total shares outstanding for the third quarter last year was approximately 90.2 million.

"We moved decisively since the beginning of the third quarter to restructure and acquire American Cellular, to strengthen Dobson's balance sheet to increase free cash flow, and to position the Company to compete successfully in the world of GSM/GPRS technology," said Everett R. Dobson, president, chairman and chief executive officer. "We continue to execute to our growth strategy: We are adding profitable subscribers, primarily on two-year contracts; and we are balancing the growth of subscriber and roaming revenue in a manner that we believe will maximize free cash flow on long-term."

Dobson's EBITDA for the third quarter of 2003 was $100.6 million, representing a 54 percent increase over EBITDA of $65.6 million for the third quarter last year. EBITDA margin on total revenue for the third quarter this year increased to 45.0 percent, compared with an EBITDA margin of 43.4 percent for the same period in 2002. (For definition of EBITDA and a reconciliation of EBITDA to net income from continuing operations, please see Footnotes 1 and 2 to Table 1, attached.)

Dobson generated approximately 70,700 gross subscriber additions (postpaid) for the third quarter of 2003, compared with 40,100 for the immediately previous quarter and 55,000 for the third quarter last year. Total net subscriber additions for the quarter were 12,400, reflecting postpaid customer churn of 1.8 percent. For the third quarter last year, Dobson reported 14,700 total net subscriber additions and churn of 2.0 percent.

Total revenue for the third quarter was $223.4 million, compared with $151.1 million for the same quarter last year.

Roaming revenue contributed 27 percent of total revenue for the third quarter, compared with 37 percent for the same period last year. Roaming minutes of use increased 45 percent to 346.5 million minutes, compared to the third quarter last year.

Dobson's new roaming agreements with Cingular Wireless, signed in February 2002, and AT&T Wireless, signed in July 2003, have reduced the roaming rates that Dobson receives and reduced the roaming rates that Dobson pays to its roaming partners.

In large part because of these new agreements, Dobson again reduced its cash cost per user (CCPU) in the third quarter, to approximately $19.25 per subscriber, compared with approximately $23 per subscriber in the third quarter last year.

Monthly profit per subscriber -- which the Company defines as the difference between total ARPU (average revenue per user -- postpaid, prepaid and reseller) and CCPU (cash cost per user) - consequently was approximately $22.25 per subscriber for the third quarter, compared with approximately $20.75 for the same period last year.

Postpaid ARPU for the third quarter of 2003 was approximately $43.50, up from approximately $43 in the immediately previous quarter and below last year's third quarter ARPU of approximately $45.25. Dobson reports ARPU on a postpaid basis only.

Capital Expenditures

Capital expenditures were approximately $30.7 million in the Dobson Cellular markets and $36.5 million in the American Cellular markets in the third quarter, bringing year-to-date capital expenditures to approximately $145.7 million for the two entities combined. Of this total, just over one-third was spent to maintain and upgrade coverage on the Company's TDMA networks, with most of the balance focused primarily on the GSM/GPRS overlay.

On July 18, 2003, the Company announced the acceleration of its GSM/GPRS network overlay, moving significant portions of the overlay that had been scheduled for 2004 into the second half of this year. Dobson currently expects that consolidated fourth quarter capital expenditures will result in full-year 2003 capital expenditures in a range of approximately $225 million to $235 million, compared with the most recent guidance in a range of $220 million to $250 million.

Balance Sheet Information

Table 2 (attached) reflects certain balance sheet information for Dobson Communications' as of September 30, 2003, prior to the Company completing the refinancing of its credit facilities and long-term debt.
 Consequently the summary shows approximately $229 million in cash and cash equivalents; approximately $2.1 billion in total debt; and approximately $654 million in preferred stock obligations.

As a result of refinancing transactions that have been completed since September 30, 2003, a current balance sheet for Dobson Communications would include the following changes:

     o A new $700 million Dobson Cellular credit facility, of which $550 million is drawn in the form of a Term B loan;

     o The repayment of the remaining $54 million Sygnet Wireless credit facility;

     o The purchase of approximately $183 million in face value of Dobson/Sygnet senior notes; and

     o The purchase of approximately $247 million liquidation preference amount of Dobson's 12-1/4% senior exchangeable preferred stock.

The Company's outstanding balance of cash and cash equivalents has not changed materially since the end of the third quarter of 2003.

Conference Call

Dobson plans to conduct a conference call to discuss its third quarter results today, November 10, beginning at 11 a.m. ET (10 a.m. CT). On the conference call, the Company may discuss current market conditions, its operating outlook and its guidance. The call will also be broadcast on the Internet.

     Those interested may access the call by dialing:

     Conference call     (800) 810-0924

     Pass code           370098

The call may also be accessed via the Internet through the Investor Relations page of Dobson's web site at www.dobson.net. A replay of the call will be available later in the day via Dobson's web site or by phone.

     Replay              (888) 203-1112
     Pass code           370098

     The replay will be available by phone for two weeks.

Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the rapidly growing Company owns wireless operations in 16 states. For additional information on the Company and its operations, please visit its web site at www.dobson.net.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company's plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, increased levels of competition; shortages of key equipment; restrictions on the Company's ability to finance its growth; and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

CONTACT:  Dobson Communications, Oklahoma City
          J. Warren Henry
          (405) 529-8820

 Table 1
 Dobson Communications Corporation
 Statements of Operations
                    Three Months Ended            Nine Months Ended
                       September 30,                September 30,
                    2003           2002          2003           2002
                    -----          -----         -----         -----
                       ($ in thousands except per share data)
                                     (unaudited)
 Operating
  Revenue
  Service
   revenue    $   152,763   $     89,700  $    333,682   $    255,783
  Roaming
   revenue         61,474         55,827       161,299        151,069
  Equipment &
   other
   revenue          9,188          5,531        20,779         13,813
              -----------    -----------   -----------    -----------
  Total           223,425        151,058       515,760        420,665
              -----------    -----------   -----------    -----------
 Operating
  Expenses
  (excluding
  depreciation
  &
  amortization)
  Cost of
   service         52,206         37,910       120,783        113,451
 Cost of
  equipment        17,424         11,298        36,403         31,743
 Marketing &
  selling          22,736         17,683        52,542         51,538
 General &
  administra-
  tive             30,423         18,617        65,779         53,679
              -----------    -----------   -----------    -----------

      Total       122,789         85,508       275,507        250,411
              -----------    -----------   -----------    -----------

  EBITDA (1)      100,636         65,550       240,253        170,254

  Depreciation
   & amortiza-
     tion         (33,832)       (20,876)      (77,415)       (60,320)
              -----------    -----------   -----------    -----------

 Operating
  income           66,804         44,674       162,838        109,934
  Minority
   interest        (1,846)        (1,946)       (5,251)        (4,869)
  Loss from
  investment
  in joint
  venture              --             --            --       (184,381)
  Interest
   expense        (38,495)       (29,139)      (87,227)       (86,239)
  (Loss) gain
   from
   extinguish-
   ment of
   debt           (28,102)         2,637       (28,102)         2,637
  Dividends
   on
   mandatorily
   redeemable
   preferred
   stock          (17,833)            --       (17,833)            --
  Other
  (expense)
  income, net      (2,356)           562         2,140          3,253
              -----------    -----------   -----------    -----------

 Income (loss)
  before
  income taxes    (21,828)        16,788        26,565       (159,665)
  Income tax
  (expense)
   benefit          1,514         (6,380)      (16,870)        50,648
              -----------    -----------   -----------    -----------

 Income (loss)
  from
  continuing
  operations      (20,314)        10,408         9,695       (109,017)
 Discontinued
  operations:
  Income from
   discontin-
   ued
   operations,
   net of
   taxes (2)           --          3,472         7,198         13,621
    Loss from
    discontin-
    ued opera-
    tions from
    investment
    in joint
    venture            --             --            --           (327)
  Gain from
   disposal
   of
   discon-
   tinued
   operations,
   net of
   taxes               --             --        27,515         88,315
  Gain from
   disposal
   of
   discon-
   tinued
   operations
   from
   investment
   in joint
   venture             --             --            --          6,736
              -----------    -----------   -----------    -----------

  Income (loss)
  before
  cumulative
  effect
  of change in
  accounting
  principle       (20,314)        13,880        44,408           (672)
 Cumulative
  effect of
  change in
  accounting
  principle,
  net of taxes        --             --             --        (33,294)
  Cumulative
   effect of
   change in
   accounting
   principle
   from
   investment
   in joint
   venture            --              --       --            (140,820)
              -----------    -----------   -----------    -----------

 Net Income
 (loss)           (20,314)        13,880        44,408       (174,786)
  Dividends
   on
   preferred
   stock             (878)        (24,753)     (41,421)       (71,614)
  Gain on
   redemption
   of preferred
   stock               --         30,232       218,310         30,232
              -----------    -----------   -----------    -----------
 Net (loss)
  Income
  applicable
  to common
  shareholders  $ (21,192)  $     19,359   $   221,297    $  (216,168)
               ===========    ===========   ===========    ===========

  Basic net (loss) income applicable to common shareholders per common share:
  Continuing
  operations   $    (0.18)  $       0.11   $      0.10    $     (1.20)
  Discontinued
   operations          --           0.04          0.36           1.19
  Change in
   accounting
   principle           --            --            --           (1.92)
  Dividends
   on and
   redemption
   of
   preferred
   stock            (0.01)          0.06          1.82          (0.45)
               -----------    -----------   -----------    -----------

 Total basic
  net (loss)
  income
  applicable
  to common
  shareholders
  per common
  share       $     (0.19)   $      0.21   $      2.28    $     (2.38)
              ===========    ===========   ===========    ===========
 Basic
  weighted
  average
  common
  shares
  out-
  standing    110,588,140     90,151,246    97,059,585     90,861,205
              ===========    ===========   ===========    ===========

 Total diluted
  net (loss)
  income
  applicable
  to common
  shareholders
  per common
  share       $     (0.19)   $      0.21    $     2.21     $    (2.38)
              ===========    ===========   ===========    ===========

 Diluted
  weighted
  average
  common
  shares
  out-
  standing    110,588,140     90,151,246   100,128,791     90,861,205
              ===========    ===========   ===========    ===========

(1) EBITDA is defined as income (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, impairment of goodwill, other income, gain(loss) from extinguishment of debt, dividends on mandatorily redeemable preferred stock and minority interests. We believe that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity's abilty to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future porfitability, especially in a captial-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

                        Three Months Ended       Nine Months Ended
                           September 30,            September 30,
(2) Operating results   2003         2002        2003        2002
   from income from     ----         ----        ----        ----
   discontinued
   operations:

   Service
    revenue         $    --    $    8,094   $  13,894    $    26,643
  Roaming
   revenue               --         9,485      17,285         35,702
  Equipment
   & other
   revenue               --           468         784          1,671
                     -------      -------     -------        -------

  Total
   operating
   revenue             --          18,047      31,963         64,016
                      -------     -------     -------         ------
  Cost of
   service             --           4,148       6,817         13,554
  Cost of
   equipment           --             826       1,523          3,275
  Marketing
   & selling           --           1,382       2,186          5,033
  General &
   administra-
   tive                --           1,892       3,382          6,771
                      -------     -------     -------         ------
   Total
    operating
    expenses
  (excluding
  depreciation
  and amortiza-
  tion)                --           8,248      13,908         28,633
                     -------      -------     -------        -------
  EBITDA               --           9,799      18,055         35,383
                     -------      -------     -------        -------
  Depreciation
   &
   amortization        --          (2,144)     (4,040)        (5,763)
  Interest
   expense &
   other               --          (2,055)     (2,405)        (7,650)
  Income tax
  expense              --          (2,128)     (4,412)        (8,349)
                     -------      -------     -------        -------
Income from
   discontinued
   operations    $     --     $     3,472   $   7,198      $  13,621
                     =======      =======     =======        =======

 Table 2
 Dobson Communications Corporation
 Selected Balance Sheet and Statistical Data
 Balance Sheet Data:                 September 30,    December 31,
                                         2003             2002
                                    -------------    -------------
                                   ($ in millions)  ($ in millions)
                                      (unaudited)
 Cash and cash equivalents
  (unrestricted) (1)                   $   229.4      $   294.2
                                       =========      =========
  Total Debt:
   Dobson Operating Co., L.L.C.
    credit facility                    $      --      $   501.0
  Sygnet credit facility (2)                54.0          285.4
  DCC 10.875% Senior
   Notes, net                              298.4          298.2
  DCC 8.875% Senior
   Notes                                   650.0             --
  Dobson/Sygnet
   Senior Notes (2)                        188.5          188.5
  ACC 9.5% Senior Notes, net                12.6             --
  ACC 10.0% Senior Notes                   900.0             --
                                       ---------      ---------
     Total debt                        $ 2,103.5      $ 1,273.1
                                       =========      =========
   Preferred Stock:
  Series AA Preferred Stock,
   5.96%                               $      --      $   200.0
  Senior Exchangeable
   Preferred Stock, 12.25%,
   net (2)(3)                              343.8          362.3
  Senior Exchangeable
   Preferred Stock, 13.00%,
   net (4)                                 187.6          196.0
  Series F Preferred Stock                 122.5             --
                                       ---------      ---------
   Total preferred stock               $   653.9      $   758.3
                                       =========      =========

                                            Nine Months Ended
                                       September 30,   September 30,
                                          2003            2002
                                   ($ in millions) ($ in millions)
 Capital Expenditures:                 $   109.8      $    57.2
                                       =========      =========

(1)  Includes $49.7 million of cash from American Cellular.

(2) On October 23, 2003, Dobson Cellular Systems obtained a $700.0 million credit facility, under which $550.0 was borrowed to payoff the remaining portion of the Dobson/Sygnet credit facility, $183.3 million of the Dobson/Sygnet senior notes and $247.0 million of Dobson's 12.25% preferred stock.

(3) Net of deferred financing costs of $(3.3) million and $(4.2) million and discount of $(7.0) million and $(8.4) million at September 30, 2003 and December 31, 2002, respectively. (4) Net of deferred financing costs of $(2.1) million and $(2.8) million at September 30, 2003 and December 31, 2002, respectively.

(4) Net of deferred financing costs of $(2.1) million and $(2.8) million at September 30, 2003 and December 31, 2002, respectively.

 Table 3
 Dobson Communications Corporation
 (Includes results of American Cellular since its acquisition on 8/19/03)
 For the Quarter
 Ended               9/30/2002 12/31/2002 3/31/2003 6/30/2003 9/30/2003
                       ($ in thousands except per subscriber data)
                                       (unaudited)
 Operating Revenue

 Service
  revenue            $ 89,700  $ 86,717  $ 87,305  $ 93,614  $152,763
  Roaming revenue      55,827    50,141    45,400    54,426    61,474
  Equipment &
   other revenue        5,531     4,382     5,388     6,202     9,188
                     --------  --------  --------  --------  --------
 Total                151,058   141,240   138,093   154,242   223,425
                     --------  --------  --------  --------  --------
 Operating Expenses
 (excluding
   depreciation &
   amortization)
    Cost of service    37,910    35,618    32,775    35,803    52,206
    Cost of
     equipment         11,298    10,401     9,032     9,947    17,424
    Marketing
     & selling         17,683    16,022    14,458    15,347    22,736
    General &
     administrative    18,617    18,734    17,921    17,436    30,423
                     --------  --------  --------  --------  --------
 Total                 85,508    80,775    74,186    78,533   122,789
                     --------  --------  --------  --------  --------

 EBITDA (1) (2)      $ 65,550  $ 60,465  $ 63,907  $ 75,709  $100,636
                     ========  ========  ========  ========  ========

 Pops               5,711,500 5,711,500 5,711,500 6,094,600 11,091,600

 Post-paid
      Gross Adds       55,000    53,600    38,700    40,100    70,700
      Net Adds         15,400    17,900     4,800     9,700     9,900
      Subscribers     662,900   680,800   685,600   810,600 1,477,400
      Churn               2.0%      1.8%      1.6%      1.5%      1.8%
      Average
        Service
        Revenue
        per
        Subscriber
        (ARPU)        $    45   $    42   $    42   $    43   $    44
      Average
        Service
        and
        Roaming
        Revenue
        per
        Subscriber    $    74   $    67   $    64   $    69   $    61

 Pre-paid
      Net Adds         (4,200)   (1,100)    2,300       900     1,600
      Subscribers       7,500     6,400     8,700    22,300    31,900

 Reseller
      Net Adds          3,500     1,900     3,200     2,400       900
      Subscribers      19,500    21,400    24,600    34,700    70,200

 Total
      Net Adds         14,700    18,700    10,300    13,000    12,400
      Subscribers     689,900   708,600   718,900   867,600 1,579,500
      Penetration        12.1%     12.4%     12.6%     14.2%     14.2%

(1) Includes, $1.9 million, $1.8 million, $1.9 million, $2.1 million and $2.2 million of EBITDA for the quarters ended September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003, respectively, related to minority interests.

(2) A reconciliation of EBITDA to net income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

 Income (loss) from
  continuing
  operations          $ 10,408 $  4,522  $ 11,454  $ 18,551  $(20,314)
 Add back non-EBITDA
  items included in
  income
  from continuing
  operations:
 Depreciation &
  amortization         (20,876) (19,730)  (21,114)  (22,468)  (33,832)
 Interest expense      (29,139) (26,408)  (24,659)  (24,074)  (38,495)
 Minority Interest      (1,946)  (1,652)   (1,619)   (1,785)   (1,846)
 Loss from
  extinguishment of
  debt                    --       --        --        --     (28,102)
 Dividends on
  mandatorily
  redeemable
  preferred stock         --       --        --        --     (17,833)
 Other income (expense)  3,199   (5,373)    1,959     2,537    (2,356)
 Income tax expense     (6,380)  (2,780)   (7,020)  (11,368)    1,514
                      -------- --------  --------  --------  --------
 EBITDA               $ 65,550 $ 60,465  $ 63,907  $ 75,709  $100,636
                      ======== ========  ========  ========  ========

 Table 4
 Dobson Cellular Systems
 (Formerly DOC and Dobson/Sygnet)
 For the Quarter
 Ended           9/30/02   12/31/02     3/31/03    6/30/03    9/30/03
                      ($ in thousands except per subscriber data)
                                    (unaudited)
 Operating Revenue
   Service
    revenue      $89,700    $86,717    $ 87,305    $93,614   $114,133
   Roaming
    revenue       55,827     50,141      45,400     54,426     46,935
   Equipment
    & other
    revenue        5,531      4,382       5,388      6,202      7,932
                 -------    -------     -------    -------    -------
   Total         151,058    141,240     138,093    154,242    169,000
                 -------    -------     -------    -------    -------

 Operating Expenses
   (excluding depreciation & amortization)

    Cost of
     service      37,910     35,618      32,775     35,803     40,783
    Cost of
     equipment    11,298     10,401       9,032      9,947     12,924
    Marketing &
     selling      17,683     16,022      14,458     15,347     16,183
    General &
     admini-
     strative     18,617     18,734      17,916     17,431     22,095
                  ------     ------      ------     ------     ------
   Total          85,508     80,775      74,181     78,528     91,985
                  ------     ------      ------     ------     ------

 EBITDA
  (1)(2)         $65,550    $60,465     $63,912    $75,714    $77,015
                 =======    =======     =======    =======    =======

   Net Adds
 Pops          5,711,500  5,711,500   5,711,500  6,094,600  6,094,600

 Post-paid
    Gross
     Adds         55,000     53,600      38,700     40,100     49,600
    Net
     Adds         15,400     17,900       4,800      9,700      7,600
    Sub-
     scribers    662,900    680,800     685,600    810,600    812,000
    Churn            2.0%       1.8%        1.7%       1.5%       1.7%
    Average
     Service
     Revenue
     per
     Subscriber
     (ARPU)         $ 45       $ 42        $ 42       $ 43       $ 46

    Average
     Service
     and
     Roaming
     Revenue
     per
     Subscriber     $ 74        $67         $64       $ 69        $65


 Pre-paid
    Net Adds      (4,200)    (1,100)      2,300        900      1,500
    Sub-
     scribers      7,500      6,400       8,700     22,300     23,800

 Reseller
     Net Adds      3,500      1,900       3,200      2,400      1,100
     Sub-
      scribers    19,500     21,400      24,600     34,700     42,000

 Total
    Net Adds      14,700     18,700      10,300     13,000     10,200
    Sub-
     scribers    689,900    708,600     718,900    867,600    877,800
    Pene-
     tration        12.1%      12.4%       12.6%      14.2%      14.4%

(1) Includes, $1.9 million, $1.8 million, $1.9 million, $2.1 million and $2.2 million of EBITDA for the quarters ended September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003, respectively, related to minority interests.

(2) A reconciliation of EBITDA to net income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

   Income from
    continuing
    operations  $ 14,448   $ 13,940    $ 16,127   $ 23,387    $ 3,251


   Add back non-EBITDA items included in net income from continuing operations:

   Depreciation
   & amor-
     tization    (20,476)   (20,012)    (20,995)   (22,352)   (25,206)
   Interest
     expense     (21,413)   (17,996)    (16,820)   (16,782)   (14,469)
   Minority
     Interest     (1,946)    (1,652)     (1,619)    (1,785)    (1,847)
   Loss from
     extin-
     guishment
     of debt         -          -           -          -      (28,102)
   Other income
     (expense)     1,695      1,741       1,533      2,927     (2,148)
   Income tax
      expense     (8,962)    (8,606)     (9,884)   (14,335)    (1,992)
                  ------      -----       -----     ------      -----

   EBITDA       $ 65,550   $ 60,465    $ 63,912   $ 75,714   $ 77,015
                ========   ========    ========   ========    =======

Table 5
 American Cellular Corporation     Predecessor                 ACC
                                  -----------                ------
 For the                                           7/1/03-  8/19/03-
 Quarter       9/30/   12/31/    3/31/     6/30/    8/18/     9/30/
 Ended         2002     2002     2003      2003     2003      2003
                     ($ in thousands except per subscriber data)
                                    (unaudited)
 Operating
   Revenue
 Service
  reve-
  nue       $ 79,430  $ 76,267 $ 75,176  $ 78,120  $ 42,492  $ 38,630
 Roaming
  revenue     40,237    32,725   27,680    34,718    19,989    14,539
 Equip-
  ment
  & other
  revenue      4,535     3,943    3,634     4,099     2,819     1,994
             -------   -------  -------   -------   -------   -------
  Total      124,202   112,935  106,490   116,937    65,300    55,163
             -------   -------  -------   -------   -------   -------

 Operating
   Expenses
 (exclud-
  ing
  deprecia-
  tion &
  amorti-
   zation)
  Cost of
   service    28,392    25,372   23,569    24,854    13,802    11,612
  Cost of
   equip-
   ment        9,053    10,003    8,909     9,182     5,527     4,500
  Market-
   ing &
   selling    15,031    14,205   12,391    12,442     6,348     6,553
  General &
   admin-
   istra-
   tive       18,396    18,258   17,694    17,253     9,488     8,872
             -------   -------  -------   -------   -------   -------
 Total        70,872    67,838   62,563    63,731    35,165    31,537
             -------   -------  -------   -------   -------   -------
 EBITDA
  (1)       $ 53,330  $ 45,097 $ 43,927  $ 53,206  $ 30,135  $ 23,626
             =======   =======  =======   =======   =======   =======
 Pops      4,997,000 4,997,000 4,997,00 4,997,000 4,997,000 4,997,000

 Post-paid

  Gross
   Adds       49,900    53,000   38,500    37,900    22,800    21,100
  Net
   Adds       11,200    14,800     (200)    3,500     2,000     2,300
  Sub-
   scribers  643,000   657,800  657,600   661,100   663,100   665,400
 Churn          2.0%      2.0%     2.0%      1.7%      2.0%      2.1%
 Average
  Service
  Revenue
  per
  Sub-
  scriber
  (ARPU)     $    41  $     39  $    38  $     39  $     40  $     41
 Average
  Service
  and
  Roaming
  Revenue
  per
  Sub-
  scriber    $    62  $     55  $    52  $     56  $     58  $     57

 Pre-paid
  Net
   Adds         (300)      900    1,700     1,000       400       100
 Sub-
  scribers     4,000     4,900    6,600     7,600     8,000     8,100

 Reseller
  Net
   Adds        4,300     1,600      200       900      (400)     (200)
  Sub-
  scribers    26,100    27,700   27,900    28,800    28,400    28,200

 Total
  Net
   Adds       15,200    17,300    1,700     5,400     2,000     2,200
  Sub-
   scribers  673,100   690,400  692,100   697,500   699,500   701,700
  Pene-
   tration      13.5%     13.8%    13.9%     14.0%     14.0%     14.0%

(1) A reconciliation of EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles is as follows:

 Net
  income
  (loss)
  from
  contin-
  uing
  opera-
  tions     $  4,280 $(422,908)$ (2,406) $  2,103  $  3,404   $   656
 Add
  back
  non-
  EBITDA
  items
  included
  in net
  income
  (loss):
  Deprecia-
  tion &
  amort-
  ization    (16,951)  (17,050) (17,004)  (17,573)   (9,014)   (8,861)
  Interest
   expense   (29,926)  (32,756) (31,254)  (31,211)  (15,672)  (13,849)
 Impair-
  ment of
  goodwill      --    (423,894)    --        --        --        --
 Other
  income
  (loss)         680       423      321      (917)       58       142
  Income
   tax
   (expense)
   benefit    (2,853)    5,272    1,604    (1,402)   (2,103)     (402)
             -------   -------  -------   -------   -------   -------
  EBITDA   $  53,330  $ 45,097 $ 43,927  $ 53,206  $ 30,135  $ 23,626